UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT
 Pursuant to section 13 or 15(d) of The Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event reported): May 31,
                            2012
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               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

   Delaware              22-1734088             000-27503
  -----------            ----------            ----------
(State or other          (IRS Employer      (Commission File
jurisdiction of        Identification No.)          Number)
incorporation)



             44 Hunt Street, Watertown, MA 02472
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          (Address of principal executive offices)

                       (617) 668-6855
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    (Registrant's telephone number, including area code)
                       Not Applicable
       ______________________________________________
    (Former name or former address, if changed since last
                           report)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On May 31, 2012, Harvey Goldberg informed the Company of his decision to resign from the Company's Board of Directors, effective June 1, 2012, for personal reasons. Mr. Goldberg's decision to depart from his role as a director was not due to any disputes with disputes with the current management or Board of Directors. Mr. Goldberg has been a valuable member of the Company's Board of Directors since 2011. During his tenure, he has served on the Compensation Committee and Audit Committee. The Board of Directors has appointed John Millerick and Lawrence Fox to succeed him on the Compensation Committee and Audit Committee, respectively. Peter Sulick, Chairman of the Board, expressed the thanks of the Company and the Board, saying, "We are grateful to Harvey for service to Dynasil. We have all enjoyed working with him and will miss his valuable insights."


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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DYNASIL CORPORATION OF AMERICA

Date: June 6, 2012       By:  /s/ Steven K. Ruggieri
                              Name: Steven K. Ruggieri
                              Title:  President and Chief
                                      Executive Officer